EXHIBIT 10.54
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                        NIM COLLATERAL PURCHASE AGREEMENT



      NIM COLLATERAL PURCHASE AGREEMENT, dated as of October 2, 1998, by and between AUTO LENDERS ACCEPTANCE CORPORATION ("ALAC" or a "SELLER") and ALAC RECEIVABLES CORP. ("ALACRC" or a "SELLER" and together with ALAC, the "Sellers") and FIFS ACQUISITION FUNDING COMPANY, L.L.C. (the "PURCHASER").

      WHEREAS, ALACRC is the owner of certain beneficial ownership interests (the "CERTIFICATES") in the owner trusts (the "TRUSTS") issued pursuant to the Trust Agreements identified in Appendix I attached hereto (the "TRUST AGREEMENTS");

      WHEREAS, ALACRC is the owner of certain rights in certain spread accounts (the "SPREAD ACCOUNTS") and all monies, checks, securities, investments and other documents related thereto (collectively, with the Spread Accounts, the "SPREAD ACCOUNT COLLATERAL") created and described in the Master Spread Account Agreement.

      WHEREAS, ALACRC is the owner of certain rights to receive distributions in respect of the Spread Accounts pursuant to Section 3.03(b) of the Master Spread Account Agreement;

      WHEREAS, ALAC is the owner of certain Charged Off Receivables (as defined herein);

      WHEREAS, ALAC is the servicer under the ALAC Securitizations and entitled to receive from time to time under each of the Sale and Servicing Agreement identified in Appendix I hereto (the "SALE AND SERVICING Agreements") the Servicing Fee (as defined in each of the Sale and Servicing Agreements;

      NOW THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement (as defined below). As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined).
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AGREEMENT:  This NIM Collateral Purchase Agreement as such agreement may be amended, modified and/or restated.

ALAC SECURITIZATION DOCUMENT: Any document delivered in connection with the ALAC Securitizations and to which any Seller, as the case may be, is a party.

CHARGED OFF RECEIVABLE: Any Contract that, prior to the Closing Date, has been charged-off by ALAC in accordance with its credit and collection policy and is listed on the Charged Off Receivables List.

CHARGED OFF RECEIVABLES LIST: Collectively, all schedules, as the same may be amended, modified or supplemented, of Charged Off Receivables delivered by ALAC to the Purchaser and to the Deal Agent, each such schedule identifying, in such detail as agreed by ALAC and the Deal Agent, the related Contract by the Obligor and setting forth for each such Contract: (i) a number identifying the Contract and (ii) the Contract Principal Balance. Such list shall be attached hereto as Exhibit A.

CONTRACT: A retail installment sale contract for a Financed Vehicle and all rights and obligations thereunder.

FINANCED VEHICLE: An automobile or light duty truck, together with all accessories thereto, securing an Obligor's indebtedness under a Contract.

LOAN AGREEMENT: That certain Loan and Security Agreement dated as of October 2, 1998 among the Purchaser, as borrower, First Union Capital Markets, a division of Wheat First Securities, as Deal Agent and Custodian, Auto Lenders Acceptance Corporation, as Servicer, First Union National Bank, as Liquidity Agent and the Sellers, as such agreement may be amended or supplemented in accordance with the terms thereof.

MASTER SPREAD ACCOUNT AGREEMENT: The Master Spread Account Agreement, dated as of September 25, 1997 among ALACRC, Financial Security Assurance Inc. and Norwest Bank Minnesota, National Association, as amended, supplemented, modified or restated.

OBLIGOR: Any obligor under any Contract, whose recourse obligations thereunder constitute a principal source of payments under any Contract, including any guarantor of such obligations.

PURCHASE PRICE: With respect to the Certificates, $16,610,000, with respect to the Spread Account Collateral, $3,100,000, with respect to the Servicing Strips, $10,000 and with respect to the Charged Off Receivables, $10,000.

SELLERS:  ALAC and ALACRC, as the case may be.

SERVICING STRIPS: The rights of ALAC to receive, pursuant to the terms and conditions of each of the Sale and Servicing Agreements, the Servicing Fee (as defined in each Sale and Servicing

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Agreement) payable on each Distribution Date (as defined in each Sale and
Servicing Agreement) under each Sale and Servicing Agreement, to the extent of an amount equal to 1.00% of the Pool Balance (as defined in each Sale and Servicing Agreement).

UCC:  Shall have the meaning ascribed to it in the Loan Agreement.

                                   ARTICLE II

                       PURCHASE AND SALE OF NIM COLLATERAL

      Each Seller hereby sells, transfers and conveys to the Purchaser all of such Seller's right, title and interest in and to the NIM Collateral owned by such Purchaser on the Closing Date. The Purchaser shall purchase and pay the Purchase Price for such NIM Collateral on the Closing Date in cash.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      3.1   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

      The Purchaser hereby represents and warrants to the Sellers as of the date hereof:

      (a) ORGANIZATION, ETC. The Purchaser has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

      (b) DUE AUTHORIZATION AND NO VIOLATION. This Agreement has been duly authorized, executed and delivered by the Purchaser, and is the valid, binding and enforceable obligation of the Purchaser except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Purchaser), or (except as contemplated by the Loan Agreement) result in the creation or imposition of any Lien, charge or encumbrance (in each case material to the Purchaser) upon any of the property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Purchaser is a debtor or guarantor, nor will such action result in any violation of the provisions of the Limited Liability Company Agreement of the Purchaser.

      (c) NO LITIGATION. No legal or governmental proceedings are pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others

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other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Purchaser and will not materially and adversely affect the performance by the Purchaser of its obligations under, or the validity and enforceability of, this Agreement.

      3.2   REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

      (a) Each Seller hereby represents and warrants to the Purchaser as of the date hereof:

            (i) ORGANIZATION, ETC. It has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification.

            (ii) POWER AND AUTHORITY. It has full power and authority to sell and assign the property to be sold and assigned to the Purchaser hereunder and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by such Seller and shall constitute the legal, valid and binding obligation of such Seller except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

            (iii) NO VIOLATION. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to such Seller and its respective subsidiaries considered as a whole), or result in the creation or imposition of any adverse claim, charge or encumbrance (in each case material to such Seller and its respective subsidiaries considered as a whole) upon any of the property or assets of such Seller pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which such Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws of such Seller.

            (iv) NO PROCEEDINGS. No legal or governmental proceedings are pending to which such Seller is a party or of which any property of such Seller is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the validity or collectability of the portion of the NIM Collateral transferred by it hereunder, or upon the general affairs, financial position, net worth or results of operations (on an annual basis) of such Seller and its subsidiaries considered as a whole and will not materially and adversely affect the performance by such Seller of its obligations under, or the validity and enforceability of, this Agreement.

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            (v) Immediately prior to the Closing Date: (i) none of the NIM
      Collateral had been sold, assigned, or pledged by the Seller owning such NIM Collateral to any Person; (ii) each Seller had good and marketable title thereto free and clear of any encumbrance, equity, pledge, charge, claim or security interest; (iii) each Seller was the sole owner thereof and had full right to sell the portion of the NIM Collateral transferred by it hereunder to the Purchaser and upon the sale thereof to the Purchaser, the Purchaser will have good and marketable title thereto and will own such NIM Collateral free and clear of any encumbrances.


                                   ARTICLE IV

                                   CONDITIONS

      4.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER.

      The obligation of the Purchaser to purchase the NIM Collateral is subject to the satisfaction of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Sellers hereunder shall be true and correct as of the Closing Date.

      (b) DOCUMENTS TO BE DELIVERED BY THE SELLERS.

            (i) EVIDENCE OF UCC FILING. Each Seller shall have recorded and filed, at its own expense, a UCC-1 financing statement in each jurisdiction in which filing is required by applicable law, executed by such Seller and naming the Purchaser as purchaser of the NIM Collateral transferred by such Seller, and the Deal Agent, as assignee, describing the NIM Collateral transferred by such Seller and the other property conveyed hereunder, meeting the requirements of the laws of each jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Contracts to the Purchaser. The Sellers shall deliver to the Purchaser and the Deal Agent a file-stamped copy, or other evidence satisfactory to the Purchaser and the Deal Agent of such filing.

            (ii) OTHER DOCUMENTS. All other documents in the possession of the Sellers relating to the Contracts and any other document requested by the Deal Agent to be delivered shall have been delivered by the Sellers.

      4.2   CONDITIONS TO OBLIGATIONS OF THE SELLERS.

      The obligation of the Sellers to sell the NIM Collateral to the Purchaser is subject to the satisfaction of the following conditions:

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      (a) REPRESENTATION AND WARRANTIES TRUE. The representations and warranties of the Purchaser hereunder shall be true and correct as of the Closing Date.

      (b) CONTRACTS PURCHASE PRICE. At the Closing Date, the Purchaser shall have delivered to the Sellers the Purchase Price.

                                    ARTICLE V

                             COVENANTS OF THE SELLER

      5.1 DISTRIBUTIONS.

      Each Seller agrees that it shall promptly (but in no event later than two Business Days) deposit any funds distributed to it with respect to the NIM Collateral to the Collection Account.

      5.2   PROTECTION OF RIGHT, TITLE AND INTEREST.

      (a) Each of the Sellers shall execute and file such financing statements and cause to be executed and filed such continuation statements and any required documentation all in such manner and in such places as may be required by law fully to preserve, maintain and protect the ownership interest of the Purchaser in the NIM Collateral and in the proceeds thereof. The Sellers shall deliver (or cause to be delivered) to the Purchaser and the Deal Agent filed-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

      (b) None of the Sellers shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Sellers in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402 of the UCC, unless it shall have given the Purchaser and the Deal Agent at least thirty days' prior written notice thereof and shall have filed appropriate amendments to all previously filed financing statements or continuation statements prior to such changes.

      (c) Each of the Sellers shall give the Purchaser and the Deal Agent at least thirty days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file any such amendment prior to any such relocation. Each of the Sellers shall at all times maintain its principal executive office within the United States of America.

      (d) The Sellers will not amend, and shall not permit any amendment to any ALAC Securitization Document or the Master Spread Account Agreement relating to the NIM Collateral which would adversely affect their respective ability and right to receive refunds with respect thereto, or which would adversely affect the rights of any of the Deal Agent, the Liquidity Agent, the Secured Parties, or the Purchaser.

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      5.3   OTHER LIENS OR INTERESTS.

      Except for the conveyances hereunder, the Sellers will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any adverse claim on any interest in the NIM Collateral, and the Sellers shall defend the right, title, and interest of the Purchaser in, to and under the NIM Collateral against all claims of third parties claiming through or under the Sellers.

      5.4   COSTS AND EXPENSES.

      The Sellers agree to take, at their joint and several expense, any additional action required by the Purchaser or the Deal Agent in order to protect the Purchaser's and the Deal Agent's (on behalf of the Secured Parties) interests in the NIM Collateral.

      5.5   INDEMNIFICATION.

      The Sellers shall jointly and severally indemnify the Purchaser, the Deal Agent and each Secured Party under the Loan Agreement for any liability as a result of the failure by any Seller to fully perform hereunder and pursuant to the terms of the Sale and Servicing Agreements, the Spread Account Agreements and each other ALAC Securitization Document. These indemnity obligations shall be in addition to any obligation that the Sellers may otherwise have.

      5.6   SERVICING OBLIGATIONS.

      ALAC agrees to continue to act as Servicer under each of the ALAC Securitizations, to provide reports with respect thereto and to enter into further agreements with the Purchaser or its assignees relating to such servicing obligations as may be reasonably requested.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

      6.1 OBLIGATION OF SELLERS.

      The obligations of the Sellers under this Agreement shall not be affected by reason of the invalidity, illegality or irregularity of any ALAC Securitization Document.

      6.2   [RESERVED].

      6.3   TERMINATION.

      The obligations of the Sellers to sell any right, title or interest in the NIM Collateral to the Purchaser, and of the Purchaser to purchase such right, title or interest from the Sellers, pursuant to this Agreement shall terminate at such time as all amounts due and payable by the Purchaser under the Loan Agreement are paid in full.

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      6.4   AMENDMENT.

      This Agreement may be amended from time to time by a written instrument duly executed and delivered by the Sellers and the Purchaser; PROVIDED, HOWEVER, that no such amendment shall be effective without a prior written consent of the Deal Agent.

      6.5   COLLATERAL ASSIGNMENT.

      Notwithstanding anything to the contrary contained herein, the Sellers (i) acknowledges and consents that the Purchaser has assigned its rights hereunder and its interest herein as collateral pursuant to the Loan Agreement for the benefit of the Secured Parties, and (ii) agrees to attorn to the Deal Agent in the event of its succession to the rights and interest of the Purchaser hereunder by reason of foreclosure or otherwise.

      6.6   [RESERVED].

      6.7   WAIVERS.

      No failure or delay on the part of any party in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.

      6.8   NOTICES.

      All communications and notices directed to either party pursuant to this Agreement shall be in writing addressed or delivered to it at its address set forth under its name on the signature pages hereof and to the Deal Agent at:
First Union Capital Markets, a division of Wheat First Securities, Inc., One First Union Center, TW-6, Charlotte, North Carolina 28288, Attn: Conduit Administration or at such other address as may be designated by it by notice to other party and, if mailed or transmitted by facsimile transmission, shall be deemed given when mailed or transmitted.

      6.9   COSTS AND EXPENSES.

      The Sellers will pay all expenses incident to the performance of their obligations under this Agreement and the Sellers agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the NIM Collateral and the enforcement of any obligation of the Sellers hereunder.

      6.10  HEADINGS AND CROSS REFERENCES.

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      The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provisions of this Agreement.

      6.11  GOVERNING LAW.

      This Agreement and the Assignment shall be governed by and construed in accordance with the laws of the State of Georgia.

      6.12  COUNTERPARTS.

      This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      6.13  NO PROCEEDINGS.

      For so long as the Term Loan shall remain outstanding, each Seller agrees that it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Purchaser.

      6.14  THIRD PARTY BENEFICIARY.

      Each of the parties hereto agree that the Deal Agent, as agent, is a third party beneficiary of this Agreement.

      6.15  ASSIGNMENT.

      This Agreement may not be assigned by either party hereto without the prior written consent of the Deal Agent.


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      IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunder to duly authorized as of the date and year first above written.

SELLER:                       AUTO LENDERS ACCEPTANCE CORPORATION


                              By_______________________________________
                              Name:____________________________________
                              Title:___________________________________

                                    Auto Lenders Acceptance Corporation
                                    300 Interstate North Parkway
                                    Atlanta, Georgia  30339

                                    Attention:  Bennie H. Duck
                                    Facsimile No.:
                                    Confirmation No.:



SELLER:                       ALAC RECEIVABLES CORP.


                              By_______________________________________
                              Name:____________________________________
                              Title:___________________________________

                                    ALAC Receivables Corp.
                                    300 Interstate North Parkway
                                    Atlanta, Georgia  30339

                                    Attention: Bennie H. Duck
                                    Facsimile No.:
                                    Confirmation No.:

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PURCHASER:              FIFS ACQUISITION FUNDING COMPANY, L.L.C.

                              By FIALAC Holdings, Inc., as Manager

                              By_______________________________________
                                    Name: Bennie H. Duck
                                    Title:  Vice President of FIALAC
Holdings, Inc.

                                    FIFS Acquisition Funding Company, L.L.C.
                                    300 Interstate North Parkway
                                    Atlanta, Georgia  30339

                                    Attention:  Bennie H. Duck
                                    Facsimile No.:
                                    Confirmation No.:


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                                    Exhibit A


                           Charge Off Receivables List
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                                   Appendix I

                              The Trust Agreements


      1. Amended and Restated Trust Agreement, dated as of September 25, 1997, between ALAC Receivables Corp., ALAC, LLC and Bankers Trust (Delaware).

      2. Amended and Restated Trust Agreement, dated as of January 13, 1998, between ALAC Receivables Corp., ALAC, LLC and Bankers Trust (Delaware).